UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland		1-12386	13-3717318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

515 N Flagler Dr, Suite 408,	West Palm Beach,	FL	33401
(Address of Principal Executive Offices)			(Zip Code)
(212) 692-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2025, LXP Industrial Trust, or the Trust, issued a press release announcing its financial results for the quarter ended September 30, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 (the "Press Release").

The information furnished pursuant to this “Item 2.02 - Results of Operations and Financial Condition”, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, which we refer to as the Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

On October 30, 2025, the Trust made available supplemental information, which we refer to as the “Quarterly Supplemental Information, Third Quarter 2025,” a copy of which is furnished herewith as Exhibit 99.2.

On October 30, 2025, the Trust’s management discussed the Trust’s financial results and certain aspects of the Trust’s business plan on a conference call with analysts and investors. Instructions to access a replay of the conference call are set forth in Exhibit 99.1.

On October 30, 2025, the Trust also announced in the Press Release that its Board of Trustees unanimously approved a reverse split of the Trust's shares of beneficial interest, par value $0.0001 per share, classified as "common stock" (the "Common Shares"), at a ratio of one-for-five, effective as of 5:00 p.m. ET on November 10, 2025 (the "Reverse Split").

The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure”, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing. Information contained on the Trust’s web site is not incorporated by reference into this Current Report on Form 8-K.

Item 8.01.    Other Events.

In the Press Release, the Trust announced the Reverse Split. Effective as of 5:00 p.m. ET on November 10, 2025, every five Common Shares will automatically be reclassified into one Common Share. At the market opening on November 11, 2025, Common Shares will begin trading on the New York Stock Exchange on a split-adjusted basis. No fractional shares will be issued in connection with the Reverse Split. If the Reverse Split would otherwise result in the issuance of a fraction of a Common Share, such fractional share shall be rounded down to the nearest full share and the Trust will pay the holder otherwise entitled to such fraction a sum in cash in an amount equal to the relevant percentage of the amount received per share upon the sale in one or more open market transactions of the aggregate of all such fractional shares.

Each shareholder's percentage ownership in the Trust and proportional voting power will remain unchanged after the Reverse Split, except for minor changes resulting from the payment of cash for fractional shares. The rights and privileges of shareholders are unaffected by the Reverse Split. There will be no change to the number of authorized shares of the Common Shares as a result of the Reverse Split. The Trust's trading symbol will remain unchanged, but the CUSIP number for the Trust's registered Common Shares will be changed to 529043408.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 30, 2025
99.2	Quarterly Supplemental Information, Third Quarter 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date:	10/30/2025	By:	/s/ Nathan Brunner
Nathan Brunner
Chief Financial Officer